Exhibit 99.34

June 30, 2004

Foster Wheeler LLC
Perryville Corporate Park
Service Road East 173
Clinton, New Jersey 08809-4000

SIXTH EXTENSION OF COMMITMENTS

Ladies and Gentlemen:

Reference is made to the Commitment Letter dated February 4, 2004 (as modified by the Extension of Commitments dated April 5, 2004, the Second Extension of Commitments dated April 12, 2004, the Third Extension of Commitments dated May 4, 2004, the Fourth Extension of Commitments dated May 7, 2004 and the Fifth Extension of Commitments dated May 19, 2004, the “Commitment Letter”), among Foster Wheeler LLC, a Delaware limited liability company (the “Company”) and the entities listed on Schedule 1 thereto (the “Purchasers”), in connection with the proposed repayment of approximately $120,000,000 of certain funded debt of the Company.  Terms defined in the Commitment Letter are used herein as defined therein.

The Company has requested that the Purchasers consent to a sixth extension of the Commitment Letter and the Purchasers are willing to so consent upon the terms and conditions of this letter (the “Letter”).  Accordingly, the parties hereto hereby agree as follows:

Section 1.               Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Commitment Letter shall be amended as follows:

1.01.        Definitions.  The definition of “Business Day” in Section 1 of the Commitment Letter is hereby amended to read in its entirety as follows:

“Business Day” means any day excluding Saturday, Sunday, a federal holiday and any day that shall be in the City of New York a legal holiday or a day on which banking institutions are authorized or required by law or other governmental actions to close.

1.02         Covenants of the Company.

(a)           Section 6(a) of the Commitment Letter is hereby amended to read in its entirety as follows:

“(a)         as promptly as practicable, (i) and in any event no later than July 9, 2004, to file Post-Effective Amendment No. 1 to the Form S-4 (including the additional registration statement on Form S-4) with the Commission which shall reflect the terms set forth in Schedule 2 to the Commitment Letter (as amended by the Sixth Extension of Commitments dated June 30, 2004), (ii) and in any event no later than 30 calendar days following the filing with the Commission referred to in clause (i) above, to use commercially reasonable best efforts to (A) amend the Form S-4 (and the exhibits thereto) to reflect the terms set forth in Schedule 2 to the Commitment Letter (as amended by the Sixth Extension of Commitments dated June 30, 2004), (B) provide to the Purchasers and their representatives a reasonable opportunity to review and approve the final form and substance of such amendment to the Form S-4, such approval not to be unreasonably withheld, and (C) cause such amendment to the Form S-4 to be declared effective and (iii) and in any event no later than 2 Business Days after such amendment to the Form S-4 has been declared effective, to use its commercially reasonable best efforts to commence the Exchange Offer (on the terms set forth in such amendment to the Form S-4), and to do all things reasonably necessary and appropriate in furtherance thereof, including filing any related documents with the Securities and Exchange Commission, and to use its commercially reasonable best efforts to complete the same and consummate the Restructuring (on the terms set forth in such amendment to the Form S-4).”

(b)           Section 6 of the Commitment Letter is hereby amended by deleting “and” at the end of clause (l), replacing the period at the end of clause (m) with “;” and adding clauses (n) and (o) thereto as follows:

“(n)         that, without limiting the generality of clause (m) above, it shall not, and will not take any action to, amend any of the terms or conditions of any options outstanding on the date hereof that are exercisable for common shares of Foster Wheeler Ltd. or any of its subsidiaries.

(o)           that, without limiting the generality of clause (m) above, during the effectiveness of this Agreement, without the prior consent of each Purchaser and other than in accordance with the terms of the Restructuring and/or disclosed in the Form S-4, provided, that this Section 6(o) shall not apply to the transactions identified on Schedule 2 to the No-

Transfer Agreement dated April 9, 2004, as amended, the Company shall not directly or indirectly, do or permit to occur or suffer to exist any of the following: (A) issue, sell, pledge, dispose of or encumber any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its equity interests including without limitation partnership interests or capital stock; (B) amend or propose to amend its articles of incorporation or comparable organizational documents; or (C) split, combine or reclassify any outstanding shares of its capital stock or other equity interests, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of their equity interests including without limitation partnership or membership interests or capital stock (except intercompany dividends and distributions).”

1.03.        Termination of the Commitment.

(a)           Section 7(a) of the Commitment Letter is hereby amended to read in its entirety as follows:

“(a)         (i) July 9, 2004, if the Post-Effective Amendment No. 1 to Form S-4 (including the additional registration statement on Form S-4), which shall reflect the terms set forth in Schedule 2 hereto (as amended by the Sixth Extension of Commitments dated June 30, 2004), has not been filed the Commission by such date, (ii) 30 calendar days following the filing with the Commission referred to in clause (i) above, if the amendment to the Form S-4, as described in Section 6(a) hereof (as amended by the Sixth Extension of Commitments dated June 30, 2004), has not been declared effective by such date and (ii) two Business Days after such amendment to the Form S-4 has been declared effective, if the Exchange Offer has not been commenced by the end of such date (on the terms set forth in such amendment to the Form S-4);”

(b)           Section 7 of the Commitment Letter is hereby amended by deleting “and” at the end of clause (h), replacing the period a the end of clause (i) with “; and” and adding a clause (j) thereto as follows:

“(j)          June 30, 2004, if the terms set forth in Schedule 2 hereof (as amended by the Sixth Extension of Commitments dated June 30, 2004) have not been publicly disclosed in a manner reasonably acceptable to the Purchasers by the end of such date.”

1.04         Consummation of Exchange Offer.  Section 7(i) of the Commitment Letter is hereby amended to read in its entirety as follows:

“(i)          the 65th calendar day following the commencement of the Exchange Offer as described in Section 6(a) hereof (as amended by the

Sixth Extension of Commitments dated June 30, 2004), if the Exchange Offer has not been consummated by such 65th calendar day.”

1.05.        Schedule 2.  Schedule 2 of the Commitment Letter is hereby amended in its entirety to read in the form of Schedule 2 hereto.

Section 2.               Conditions.  The amendments set forth in Section 1 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a)           Execution of this Letter. The execution and delivery of counterparts of this Letter by the Company and each of the Purchasers not later than June 30, 2004;

(b)           Payment of Fees.  The payment of any outstanding invoices for fees and expenses incurred by Saybrook Restructuring Advisors, LLC and Milbank, Tweed, Hadley & McCloy LLP, with respect to which invoices have been delivered to the Company on or before June 29, 2004; and

(c)           Payment of Commitment Fee.  The payment by the Company in cash to each Purchaser of a commitment fee equal to 0.25% of the principal of the Upsized Notes required to be purchased by such Purchaser under the Commitment Letter.

Section 3.               Miscellaneous.  Except as herein provided, the terms and conditions set forth in the Commitment Letter shall continue unchanged and in full force and effect.  This Letter shall be governed by, and construed in accordance with, the law of the State of New York.

                                IN WITNESS WHEREOF, each of the parties has caused this Letter to be executed and delivered by its duly authorized officers as of the date first written above.

Very truly yours,

FOSTER WHEELER LLC

By:	/s/ Thierry Desmaris
	Name:	Thierry Desmaris
	Title:	Treasuerer

Purchaser:

Wells Fargo Bank, N.A.

By:	/s/ Peta Swidler
	Name:	Peta Swidler
	Title:	Senior Vice-President

Purchaser:

Sutter Advisors LLC

By:	/s/ Peta Swidler
	Name:	Peta Swidler
	Title:	Senior Vice-President

Purchaser:

Merrill Lynch Global Allocation Fund, Inc.

By:	/s/ Dan C.V. Chamby
	Name:	Dan C.V. Chamby
	Title:	Associate Portfolio Manager

Purchaser:

Merrill Lynch International Investment Fund
- MLIIF Global Allocation Fund

By:	/s/ Dan C.V. Chamby
	Name:	Dan C.V. Chamby
	Title:	Associate Portfolio Manager

Purchaser:

Merrill Lynch Variable Series Fund, Inc. -
Merrill Lynch Global Allocation V.I. Fund

By:	/s/ Dan C.V. Chamby
	Name:	Dan C.V. Chamby
	Title:	Associate Portfolio Manager

Purchaser:

Merrill Lynch Series Funds, Inc. - Global
Allocation Strategy Portfolio

By:	/s/ Dan C.V. Chamby
	Name:	Dan C.V. Chamby
	Title:	Associate Portfolio Manager

Purchaser:

Tribeca Investments Ltd.

By:	/s/ Steve Qian
	Name:	Steve Qian
	Title:	Portfolio Manager

Purchaser:

Highbridge Capital Corporation

By:	/s/ Andrew Martin
	Name:	Andrew Martin
	Title:	Portfolio Manager

Purchaser:

SPECIAL VALUE ABSOLUTE RETURN FUND, LLC

	By:	SVAR/MM, LLC
	Its:	Managing Member
	By:	Tennenbaum Capital Partners, LLC
	Its:	Managing Member
	By:	Tennenbaum & Co., LLC
	Its:	Managing Member

By:	/s/ Mark Holdsworth
	Name:	Mark Holdsworth
	Title:	Managing Partner

Purchaser:

SPECIAL VALUE BOND FUND II, LLC

	By:	SVIM/MSM II, LLC
	Its:	Managing Member
	By:	Tennenbaum & Co., LLC
	Its:	Managing Member

By:	/s/ Mark Holdsworth
	Name:	Mark Holdsworth
	Title:	Managing Partner